Exhibit 8.3

Appleby (Bermuda) Limited 22 Victoria Street PO Box HM 1179 Hamilton, Bermuda

August 8, 2014

Pangaea Logistics Solutions Ltd.

109 Long Wharf, 2nd Floor

Newport, RI 02840

Attention: Edward Coll

Re:	Registration Statement on Form S-4
Registration No. 333-195910

Ladies & Gentlemen:

We have acted as counsel for Pangaea Logistics Solutions Ltd. (the “Company”), a Bermuda company, in connection with its proposed merger into Quartet Merger Sub, Ltd., a Bermuda wholly-owned subsidiary of Quartet Holdco Ltd. (“Holdco”), a Bermuda exempted company, which is a wholly-owned subsidiary of Quartet Merger Corp., a publicly-traded Delaware corporation.

In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including Holdco’s Registration Statement on Form S-4 (File No. 333-195910) (the “Registration Statement”) as filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on May 13, 2014, as thereafter amended or supplemented and the prospectus of Holdco (the “Prospectus”) included in the Registration Statement. We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company. Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the captions “Risk Factors”, “Tax Considerations” and “Business of Pangaea” therein, we hereby confirm that it is the opinion of Appleby that the information contained in the Registration Statement under the captions “Business of Pangaea – Tax Considerations – Bermuda Tax Considerations”, insofar as such information describes the provisions of the tax laws of Bermuda, constitutes a fair summary of such laws.

Pangaea Logistics Solutions Ltd.

August 8, 2014

Our opinion is limited to such matters as of its date, is to be governed by and construed in accordance with the laws of Bermuda and we express no opinion as to the laws of any other territory or jurisdiction. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ APPLEBY (BERMUDA) LIMITED

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